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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2008

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 1-12043

Ontario, Canada                                                98-0080034

(State of incorporation)            (IRS employer identification number)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada   M4R 1K8

(Address of principal executive offices) (Zip code)

(416) 322-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01. Other Events.

Oppenheimer Holdings Inc. (OPY on the NYSE) and its subsidiaries, E.A. Viner International Co. and Viner Finance Inc., have reached an agreement with a syndicate led by Morgan Stanley Senior Funding, Inc. to amend certain terms of its existing Senior Secured Credit Agreement.

Under the terms of the Agreement, the Company and the lending syndicate have agreed to amend certain financial terms and certain covenants in the Senior Secured Credit Agreement to, among other things, (a) change the fixed charge coverage ratio and total leverage ratio for the current fiscal quarter and for future fiscal quarters through June 30, 2013; (b) increase the amount of quarterly loan amortization payments for fiscal quarters through December 31, 2010 beginning in the fiscal quarter ended March 31, 2009 (including payments of $4.4 million and $8.5 million in the third quarter of 2009 and 2010, respectively); and (c) increase the interest rate payable on the outstanding balance of the loan.

In addition, in conjunction with the amendment, the Company is making a voluntary pre-payment of principal in the amount of $15.0 million plus interest which reduces the balance outstanding on the Senior Secured Credit Note to $47.8 million. The Company is also paying a fee of $219.8 thousand.

Further, the Company agreed (i) that its per share dividend amount shall not be increased unless as of the declaration date the total amount of dividends per share made during the preceding 12 months would not exceed 20% of basic earnings per share for the same 12 month period and (ii) that with respect to any share repurchases made during any fiscal quarter beginning in 2009, the Company shall make a prepayment equal to the dollar amount of such repurchases.

The Company has also reached agreement with Canadian Imperial Bank of Commerce to amend certain financial terms and certain covenants in its $100 million subordinated loan agreement in line with the agreement reached with the senior lenders.

Reference is made to the Third Amendment to Senior Secured Credit Agreement dated as of December 16, 2008 by and among E.A. Viner International Co., Oppenheimer Holdings Inc., Viner Finance Inc., each of the lenders party to the Existing Credit Agreement and Morgan Stanley Senior Funding, Inc., as administrative agent, attached to this Current Report as Exhibit 10.1 for additional details of the recent amendments to the Senior Secured Credit Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1

Third Amendment to Senior Secured Credit Agreement dated as of December 16, 2008, by and among E.A. Viner International Co., Oppenheimer Holdings Inc., Viner Finance Inc., each of the lenders party to the Existing Credit Agreement and Morgan Stanley Senior Funding, Inc., as administrative agent.

99.1	Oppenheimer Holdings Inc. Press Release issued December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: December 16, 2008 By: "E.K. Roberts" --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)